February 4, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	I-Level Media Group Incorporated
Commission File Number 000-52069

Dear Sirs:

We have read Item 4.01 included in the Form 8-K of I-Level Media Group Incorporated. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of I-Level Media Group Incorporated contained therein.

Sincerely,

Weaver, Martin & Samyn, LLC
Kansas City, MO